Exhibit 10.1

SHARE TRANSFER AGREEMENT

THIS SHARE TRANSFER AGREEMENT is made effective as of the 26th day of August, 2015 by and between VNUE, INC. FORMERLY KNOWN AS TIERRA GRANDE RESOURCES, INC., a Nevada corporation with an address at 3209 Utah Avenue S, Suite 300, Seattle, WA 98134 (the “COMPANY”) VNUE, INC., a Washington corporation with an address at 3209 Utah Avenue S, Suite 300, Seattle, WA 98134, which is a wholly owned subsidiary of COMPANY (“VNUE”), BROADCASTING INSTITUTE OF MARYLAND, INC., a Maryland corporation with an address at 7200 Harford Rd, Baltimore, MD 21234 (“BTM”), LOUIS MANN, as President of BIM and as an Individual Shareholder in COMPANY (“MANN”).

RECITALS

A.	As reported in COMPANY’S Form 8-K dated June 4, 2015, on May 29, 2015, the COMPANY and VNUE Closed on the Merger whereby VNUE became a wholly owned subsidiary of COMPANY, and under the terms of which MANN was appointed President, Secretary and Director of COMPANY and VNUE (the “MERGER”).

B.	Under the terms of the MERGER, MANN received 51,885,591 shares of COMPANY Common Stock in exchange for his shares of VNUE stock.

C.	Subsequent to the Closing of the MERGER, the COMPANY learned that MANN had accepted a position as President of BIM and that certain shares of MANN’s VNUE stock were awarded to him by VNUE prior to the MERGER as consideration for a planned acquisition of BIM which had not yet taken place.

D.	During the course of continued negotiations between VNUE and BIM, VNUE advanced $52,037.39 to BIM at MANN’s request for the payment of BIM’s operating expenses (the “BIM Loans”).

E.	Upon the terms and subject to the conditions set forth in this SHARE TRANSFER AGREEMENT, MANN has agreed to return 21,885,591 Common Shares to COMPANY in exchange for the forgiveness by VNUE of the BIM Loans and due to his obligations in serving as President of BIM, and due to the potential conflict of interest inherent in the COMPANY’S goal to consummate the MERGER with BIM, MANN shall resign from his respective officer and director positions with COMPANY and VNUE, in exchange for the forgiveness by VNUE of the BIM Loans.

F.	Immediately upon the Closing of this Agreement, COMPANY and VNUE will release all claims for repayment against BROADCASTING INSTITUTE OF MARYLAND, INC., and the COMPANY Common Shares shall be returned to Treasury, and thereafter cancelled and extinguished by COMPANY’S Transfer Agent, such that there shall be 21,885,591 fewer shares of COMPANY Common Stock issued and outstanding.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.	SHARE TRANSFER

1.1	Offer, Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, VNUE hereby agrees to forgive the BIM Loans, and as consideration, MANN agrees to cancel 21,885,591 Shares of COMPANY Common Stock.

1.2	Delivery of Stock Certificate and Stock Power. VStock Transfer has mailed a stock certificate to MANN for the Common Stock. At Closing, MANN shall deliver to COMPANY a signed and medallion guaranteed stock power to the Transfer Agent’s satisfaction in order to cancel and/or transfer title to the Common Stock. Once the cancellation is complete, VStock Transfer shall be instructed to issue Mann the remaining 30,000,000 shares of COMPANY Common Stock.

1.3	No Further Ownership Rights. Upon Closing, MANN shall continue to own such 30,000,000 shares of COMPANY Common Stock; however, MANN shall cease to own any other rights to any warrants or future equity claims in COMPANY or VNUE. MANN shall also relinquish any and all ownership rights in VNUE Media, Inc. or VNUE Technology, Inc. upon signing this Agreement.

1.4	Closing Date. The Closing shall take place, subject to the terms and conditions of this Agreement, on the Closing Date.

2.	REPRESENTATIONS AND WARRANTIES OF BIM

2.1	Title and Authority of MANN. MANN represents that he is the registered and beneficial owner of and has good and marketable title to all of the stock in BIM and that such BIM stock has been duly and validly issued and are fully paid and non-assessable. MANN has due and sufficient right and authority to enter into this Agreement on behalf of BIM, on the terms and conditions herein set forth.

3.	REPRESENTATIONS AND WARRANTIES OF COMPANY

COMPANY represents and warrants to BIM and acknowledges that BIM is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of BIM, as follows:

3.1	Organization and Good Standing. COMPANY is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. COMPANY is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, docs business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of COMPANY.

3.2	Authority. COMPANY has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “COMPANY Documents”) to be signed by COMPANY and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the COMPANY Documents by COMPANY and the consummation by COMPANY of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of COMPANY is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other COMPANY Documents when executed and delivered by COMPANY as contemplated by this Agreement will be, duly executed and delivered by COMPANY and this Agreement is, and the other COMPANY Documents when executed and delivered by COMPANY, as contemplated hereby will be, valid and binding obligations of COMPANY enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

4.	CLOSING CONDITIONS

4.1	Conditions Precedent to Closing by COMPANY. The obligation of COMPANY to consummate the SHARE TRANSFER is subject to the satisfaction or written waiver of the conditions set forth below. The Closing of the SHARE TRANSFER contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of COMPANY and may be waived by COMPANY in its sole discretion.

(a)	Representations and Warranties. The representations and warranties of BIM and MANN set forth in this Agreement shall be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and BIM shall have delivered to COMPANY a certificate dated as of the Closing Date, to the effect that the representations and warranties made by BIM and MANN in this Agreement are true and correct.

(b)	Performance. All of the covenants and obligations that BIM and MANN are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects.

(c)	Share Transfer Documents. This Agreement and all other documents necessary or reasonably required to consummate the SHARE TRANSFER, all in form and substance reasonably satisfactory to COMPANY, shall have been executed and delivered to COMPANY.

4.2	Conditions Precedent to Closing by BIM. The obligation of BIM and MANN to consummate the SHARE TRANSFER is subject to the satisfaction or written waiver of the conditions set forth below. The Closing of the SHARE TRANSFER will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of BIM and MANN and may be waived by BIM and MANN in their discretion.

(a)	Representations and Warranties. The representations and warranties of COMPANY set forth in this Agreement shall be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and COMPANY will have delivered to BIM a certificate dated the Closing Date, to the effect that the representations and warranties made by COMPANY in this Agreement are true and correct.

(b)	Performance. All of the covenants and obligations that COMPANY are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. COMPANY must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)	SHARE TRANSFER Documents. This Agreement and all other documents necessary or reasonably required to consummate the SHARE TRANSFER, all in form and substance reasonably satisfactory to BIM and MANN, will have been executed and delivered by COMPANY.

5.	ADDITIONAL COVENANTS OF THE PARTIES

5.1	Confidentiality of BIM Business. All information regarding the business of BIM including, without limitation, financial information that BIM provided to COMPANY during COMPANY’S due diligence investigation of BIM will be kept in strict confidence by COMPANY and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by COMPANY or disclosed to any third party (other than COMPANY’S professional accounting and legal advisors) without the prior written consent of BIM.

5.2	Confidentiality of Transaction and SHARE TRANSFER. COMPANY is a public company and the dissemination of material non-public information about the Transaction or the SHARE TRANSFER, other than such broad statements as shall be included in any pre-approved press releases made public by COMPANY or BIM may violate certain Securities and Exchange Commission (“SEC”) regulations governing such information. Such “confidential information” related to the Transactions specifically includes the share structure, , any language in the Closing documents and in general anything other than that information which is agreed to be presented and has already been made public in a press release or in COMPANY’S SEC filings. Unwittingly releasing knowledge of any of these elements of the transaction could provide someone with what may be construed later as “insider information.”

5.3	Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

5.4	Public Announcements. COMPANY and BIM each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement. Notwithstanding the foregoing, COMPANY will release a Form 8-K which attaches this Agreement as an Exhibit within Four (4) Business Days of the Closing.

5.5	COMPANY Directors and Officers. MANN shall resign from all officer and director positions in COMPANY and VNUE.

5.6	Indemnification by BIM, and MANN. BIM, will indemnify, defend, and hold harmless, to the full extent of the law, COMPANY AND VNUE, and their shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by COMPANY OR VNUE and their shareholders by reason of, resulting from, based upon or arising out of the breach by BIM or MANN of any representation or warranty of BIM or MANN contained in or made pursuant to this Agreement, any BIM or MANN Document or any certificate or other instrument delivered pursuant to this Agreement; or the breach or partial breach by BIM or MANN of any covenant or agreement of BIM or MANN made in or pursuant to this Agreement, any BIM or MANN Document or any certificate or other instrument delivered pursuant to this Agreement.

6.	CLOSING

6.1	Closing. The Closing shall take place on the Closing Date at the offices of the lawyers for COMPANY or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for BIM and COMPANY, provided such undertakings are satisfactory to each party’s respective legal counsel. Matheau J. W. Stout, Esq., General Counsel for COMPANY and VNUE, is representing the interests of COMPANY and VNUE in this Transaction. BIM and MANN agree that they have had the opportunity to seek legal counsel of their choice prior to signing this Agreement.

6.2	Closing Deliveries of BIM and MANN. At Closing, BIM and MANN will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to COMPANY:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of BIM evidencing approval of this Agreement and the SHARE TRANSFER;

(b)	share certificate, if issued, representing MANN’s COMPANY Common Stock;

(c)	all stock powers required by COMPANY’S Transfer Agent to be signed and medallion guaranteed by MANN

(d)	the BIM and MANN Documents and any other necessary documents, each duly executed by BIM and MANN, as required to give effect to the SHARE TRANSFER.

6.3	Closing Deliveries of COMPANY. At Closing, COMPANY will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to BIM:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of COMPANY and VNUE evidencing approval of this Agreement and the SHARE TRANSFER;

(b)	all stock powers, and other documents required by VStock Transfer for the cancellation of the 21,885,591 COMPANY common shares;

(c)	resolutions and resignations required to effect the changes in directors and officers;

(d)	any other necessary documents, each duly executed by COMPANY and/or VNUE, as required to give effect to the SHARE TRANSFER.

7.	MISCELLANEOUS PROVISIONS

7.1	Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

7.2	Further Assurances. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

7.3	Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

7.4	Expenses. Each party will bear their own costs incurred in connection with the preparation, execution and performance of this Agreement and the SHARE TRANSFER.

7.5	Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

7.6	Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses (or at such other address for a party as will be specified by like notice) on the first page of this Agreement.

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

7.7	Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

7.8	Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

7.9	Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

7.10	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein.

7.11	Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

7.12	Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

7.13	Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the State of Nevada, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

7.14	Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

7.15	Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have executed this SHARE TRANSFER AGREEMENT as of the day and year first above written.

VNUE, INC., a Nevada Corporation FORMERLY KNOWN AS TIERRA GRANDE RESOURCES, INC.

By:	/s/
Authorized Signatory
Name: Matthew Carona
Title: CEO

VNUE, INC., a Washington Corporation and Subsidiary of the COMPANY

By:	/s/
Authorized Signatory
Name: Matthew Carona
Title: CEO

BROADCASTING INSTITUTE OF MARYLAND, INC.

By:	/s/
Authorized Signatory
Name: Louis Mann
Title: President

LOUTS MANN, as an Individual Shareholder

/s/